Amended effective August 9, 2016

HC2 HOLDINGS, INC.
2014 OMNIBUS EQUITY AWARD PLAN
EMPLOYEE NONQUALIFIED OPTION AWARD AGREEMENT

THIS NONQUALIFIED OPTION AWARD AGREEMENT (the “Agreement”), is made, effective as of [insert date] (the “Date of Grant”), between HC2 Holdings, Inc. (the “Company”), and [insert name] (the “Participant”).
R E C I T A L S:
WHEREAS, the Company has adopted the HC2 Holdings, Inc. 2014 Omnibus Equity Award Plan (the “Plan”), pursuant to which Options may be granted; and
WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and its stockholders to grant to the Participant an Option as provided herein and subject to the terms set forth herein.
NOW THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1.	Grant of Option.

(a)
Grant. The Company hereby grants to the Participant an Option (the “Option”) to purchase [insert number] shares of Common Stock (such shares, the “Option Shares”), on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan. The Option is not intended to qualify as an Incentive Stock Option. The Exercise Price, being the price at which the Participant shall be entitled to purchase the Option Shares upon the exercise of all or any portion of the Option, shall be $[insert price] per Option Share.

(b)
Incorporation by Reference, Etc. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. In the event of a conflict between the Plan and this Agreement, the terms and conditions of the Plan shall govern. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Participant and his legal representative in respect of any questions arising under the Plan or this Agreement.

2.	Vesting. Except as may otherwise be provided herein (or as otherwise provided in an employment, consulting or other written agreement between the Participant and the

Company or any of its Subsidiaries), subject to the Participant’s continued employment with the Company or a Subsidiary, [the Option shall become vested and exercisable with respect to _______ (___%) percent of the Option Shares on the Grant Date and _____ (___%) percent on the first anniversary of the Grant Date] (a “Vesting Date”). Any fractional Option Shares resulting from the application of the vesting schedule shall be aggregated and the Option Shares resulting from such aggregation shall vest on the Vesting Date.

3.
Transferability. The Option may not be assigned, alienated, pledged, attached, sold, gifted, loaned or otherwise transferred or encumbered by the Participant other than by will or by the laws of descent and distribution, pursuant to a qualified domestic relations order or as otherwise permitted under of the Plan. In the event of the Participant’s death, the Option shall thereafter be exercisable (to the extent otherwise exercisable hereunder) only by the Participant’s executors or administrators. In addition, the Participant agrees to comply with any written holding requirement policy adopted by the Company for employees.

4.
Termination of Employment. Except as otherwise provided below (or as otherwise provided in an employment, consulting or other written agreement between the Participant and the Company or any of its Subsidiaries), if the Participant’s employment or service with the Company or any Subsidiary, as applicable, terminates for any reason, then the unvested portion of the Option shall be cancelled immediately and the Participant shall immediately forfeit any rights to the Option Shares subject to such unvested portion.

5.	Expiration.
(a)    In no event shall all or any portion of the Option be exercisable after the tenth anniversary of the Date of Grant (the “Option Period”).
(b)     Except as otherwise provided in an employment, consulting or other written agreement between the Participant and the Company or any of its Subsidiaries, if the Participant’s employment or service with the Company and all Subsidiaries is terminated (i) by the Company or its Subsidiaries without Cause the Option shall expire on the earlier of the last day of the Option Period or the date that is 90 days after the date of such termination, or (ii) by the Participant for any reason other than at a time when grounds to terminate the Participant’s employment for Cause exist, the Option shall expire on the earlier of the last day of the Option Period or the date that is 30 days after the date of such termination. In the event of a termination described in this subsection (b), the Option shall remain exercisable by the Participant until its expiration only to the extent the Option was exercisable at the time of such termination.
(c)     Except as otherwise provided in an employment, consulting or other written agreement between the Participant and the Company or any of its Subsidiaries, if the Participant dies or is terminated on account of Disability prior to the end of the Option Period and while still in the employ or service of the Company or a Subsidiary, the Option shall remain exercisable by the Participant or his or her beneficiary, as applicable, until the earlier of the last day of the Option Period or the date that is one year after the date of death or termination on account of Disability of the Participant, as applicable. In the event of a termination described in this subsection (c), the Option shall remain exercisable by the Participant until its expiration only to the extent the Option was exercisable at the time of such termination.
(d)     If the Participant ceases employment or service of the Company or any of its Subsidiaries due to a termination for Cause or a termination by the Participant for any reason at a time when grounds to terminate the Participant’s employment for Cause exist, the Option (including any vested portion of the Option) shall expire immediately upon such cessation of employment or service.

6.	Method of Exercise.
(a)    Options which have become exercisable may be exercised by delivery of a duly executed written notice of exercise to the Company at its principal business office using such form(s) as may be required from time to time by the Company. The Participant may obtain such form(s) by contacting the Chief Legal Officer at the address set forth in Section 9(a) below.
(b)    No Option Shares shall be delivered pursuant to any exercise of the Option until payment in full of the Exercise Price therefor is received by the Company in accordance with Section 7(d) of the Plan and the Participant has paid to the Company an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld.
(c)    Subject to applicable law, the Exercise Price and applicable tax withholding shall be payable, at the election of the Participant, by (i) cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds); (ii) if approved by the Committee, tendering previously acquired Common Stock (either actually or by attestation) valued at their then Fair Market Value; (iii) a “net exercise” procedure effected by withholding the minimum number of Option Shares otherwise deliverable in respect of an Option that are needed to pay for the Exercise Price and all applicable required withholding taxes; (iv) a cashless exercise procedure through a broker acceptable to the Company; or (v) such other method which is approved by the Committee. Any fractional shares of Common Stock shall be settled in cash.

7.
Rights as a Shareholder. The Participant shall not be deemed for any purpose to be the owner of any Option Shares unless, until and to the extent that (i) this Option shall have been exercised pursuant to its terms, (ii) the Company shall have issued and delivered to the Participant the Option Shares, and (iii) the Participant’s name shall have been entered as a shareholder of record with respect to such Option Shares on the books of the Company.

8.
Tax Withholding. The exercise of the Option (or any portion thereof) shall be subject to the Participant satisfying any applicable federal, state, local and foreign tax withholding obligations in accordance with the methods specified in Section 6(c) hereof. The obligations of the Company under this Agreement will be conditional on such payment or arrangements, and the Company will, to the extent permitted by law, have the right to deduct any such withholding taxes from all amounts payable to the Participant in connection with the Option or any payment of any kind otherwise due to the Participant.

9.	Miscellaneous.
(a)    Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:
if to the Company:
HC2 Holdings, Inc.
Attn: Chief Legal Officer
450 Park Avenue, 30th Floor
New York, NY 10022
Email: probinson@hc2.com

if to the Participant, at the Participant’s last known address on file with the Company.
All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.
(b)    Clawback/Forfeiture. If the Participant receives any amount in excess of what the Participant should have received with respect to the Option Shares for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), then the Participant shall be required to repay any such excess amount to the Company upon 30 days prior written demand by the Committee. To the extent required by applicable law (including without limitation Section 304 of the Sarbanes Oxley Act and Section 954 of the Dodd Frank Act), the Option Shares shall be subject to any required clawback, forfeiture or similar requirement.
(c)    Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.
(d)    No Rights to Service. Nothing contained in this Agreement shall be construed as giving the Participant any right to be retained, in any position as an employee, consultant or director of the Company or its Affiliates or shall interfere with or restrict in any way the rights of the Company or its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge the Participant at any time for any reason whatsoever.

(e)    Bound by Plan. By signing this Agreement, the Participant acknowledges that he has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.
(f)    Beneficiary. The Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.
(g)    Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Participant and the beneficiaries, executors, administrators, heirs and successors of the Participant.
(h)    Section 409A. The Option is intended to be exempt from or comply with Section 409A of the Code and this Agreement shall be interpreted consistent therewith. This Agreement is subject to Section 15(t) of the Plan.
(i)    Electronic Delivery. By executing this Agreement, the Participant hereby consents to the electronic delivery of prospectuses, annual reports and other information required to be delivered by Securities and Exchange Commission rules. This consent may be revoked in writing by the Participant at any time upon three business days’ notice to the Company, in which case subsequent prospectuses, annual reports and other information will be delivered in hard copy to the Participant.
(j)    Securities Laws. The Participant agrees that the obligation of the Company to issue Option Shares shall also be subject, as conditions precedent, to compliance with applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, state securities or corporation laws, rules and regulations under any of the foregoing and applicable requirements of any securities exchange upon which the Company’s securities shall be listed.
(k)    Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto.
(l)    Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to principles of conflicts of law thereof, or principals of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.
(m)    Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(n)    Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Signatures on next page.]

IN WITNESS WHEREOF, the Company and the Participant have executed this Agreement as set forth below.

HC2 Holdings, Inc.

By:
[Name]
[Title]

Participant

By:
[Name]